                                  AMENDMENT 17
                            EFFECTIVE MARCH 1, 2009

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
              EFFECTIVE NOVEMBER 1, 2002, FOR FACULTATIVE BUSINESS
               EFFECTIVE DECEMBER 1, 2002, FOR AUTOMATIC BUSINESS
                                 ("AGREEMENT")

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                 TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
                                 ("REINSURER")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to terminate the Agreement for new business; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Liability and Termination articles to clarify liability after termination of the Agreement for new business.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

I.   The above recitals are true and accurate and are incorporated herein.

II.  The Agreement terminated for new business effective March 1, 2009.

III. Article III, Liability, is amended to add the following Section I:

       I. Following the termination of this Agreement for new business, as described in Article XX, the Reinsurer shall continue to be liable for:

         1. All Automatic and Facultative Reinsurance in effect prior to such termination of this Agreement; and

         2.   All Automatic Reinsurance:

              (a) that becomes effective after such termination of this Agreement on face amount increases issued on, and reinstatements of, policies issued before such termination of this Agreement; or

              (b) in excess of the Ceding Company's retention that becomes effective after such termination of this Agreement on face amount increases issued on fully retained policies issued before termination; and

SL Excess Treaty -- Effective 11/01/2002
Between HL and TFLIC
Amendment #17 -- Effective 03/1/2009

         3. All Facultative Reinsurance coverage that becomes effective after such termination of this Agreement, on risks facultatively submitted to the Reinsurer before such termination.

IV. Article XX, Termination, is deleted in its entirely and replaced with the following:

       A. The Ceding Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVII.

       B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

       C. Following the termination of this Agreement for new business, the terminating parties shall remain liable in accordance with Article III of this Agreement.

V. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY by its Administrator and Attorney-in-Fact
SCOR Global Life Re lnsurance Company of Texas

on            June 4, 2012
Signature     /s/ Glenn Cunningham              Signature     /s/ Robin Blackwell
              --------------------------------                --------------------------------
Name in Text  Glenn Cunningham                  Name in Text  Robin Blackwell
Title:        Executive Vice President          Title:        Assistant Vice President
              SCOR Global Life Re Insurance                   SCOR Global Life Re Insurance
              Company of Texas                                Company of Texas

HARTFORD LIFE INSURANCE COMPANY

By:     /s/ Paul Fischer                        Attest: /s/ Donna R. Jarvis
        --------------------------------------          --------------------------------
Name:   Paul Fischer                            Name:   Donna R. Jarvis
Title:  Assistant Vice President and Actuary    Title:  Vice President and Actuary
Date:   June 12, 2012                           Date:   June 12, 2012

SL Excess Treaty -- Effective 11/01/2002
Between HL and TFLIC
Amendment #17 -- Effective 03/1/2009

                                  AMENDMENT 19
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
              EFFECTIVE NOVEMBER 1, 2002 FOR FACULTATIVE BUSINESS
               EFFECTIVE DECEMBER 1, 2002 FOR AUTOMATIC BUSINESS

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                 TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
                                 ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the parties agree that Schedule A has been amended in several amendments; and

WHEREAS, the parties wish to reflect an updated Schedule A; and

WHEREAS, the parties wish to present revised versions of the Foreign Travel Exclusion Rider Exhibit IV Underwriting Guidelines and the Foreign Travel Exclusion Rider Exhibit V List of Countries and Jurisdictions, with no change in terms or effective dates.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

I.   The above recitals are true and accurate and are incorporated herein.

II. Schedule A is deleted in its entirety and replaced with the attached, revised Schedule A.

III. Exhibits IV and V are deleted in their entirety and replaced with the attached, revised Exhibits IV and V.

IV. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HL and TFLIC
Amendment # 19 -- Effective 10/1/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed the amended and restated Amendment in duplicate on the dates indicated below.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
By its Administrator and Attorney-in-Fact
SCOR Global Life Re Insurance Company of Texas

By:        /s/ Glenn Cunningham                            Attest:    /s/ Robin S. Blackwell
           ----------------------------------------------             ----------------------------------------------
Name:      Glenn Cunningham                                Name:      Robin S. Blackwell
Title:     Executive Vice President                        Title:     Assistant Vice President
           SCOR Global Life Re Insurance Company of Texas             SCOR Global Life Re Insurance Company of Texas
Date:      December 1, 2011                                Date:      December 7, 2011

HARTFORD LIFE INSURANCE COMPANY

By:        /s/ Paul Fischer                                Attest:    /s/ Michael Roscoe
           ----------------------------------------------             ----------------------------------------------
Name:      Paul Fischer, FSA, MAAA                         Name:      Michael Roscoe, FSA, MAAA
Title:     Assistant Vice President and Actuary            Title:     Senior Vice President
           Individual Life Product Management                         Individual Life Product Management
Date:      May 21, 2012                                    Date:      5/22/2012

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HL and TFLIC
Amendment # 19 -- Effective 10/1/2008

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                           EFFECTIVE OCTOBER 1, 2008

TYPE OF BUSINESS                                                 INDIVIDUAL LIFE INSURANCE ISSUED BY THE CEDING COMPANY
--------------------------------------------------------------------------------------------------------------------------
UPSCALE PRODUCTS                                              RIDERS FOR UPSCALE PRODUCTS
Stag Protector Variable Universal Life*                       Other Covered Insured Rider*
Stag Variable Life Accumulator*                               Term Rider (base or other insured)*
Stag Universal Life*                                          Accidental Death Benefit Rider*+
SPVL (Fully underwritten only)*                               Deduction Amount Waiver Rider*
ART (CW), 5 & 10 Year Term (NY)*                              Waiver of Monthly Deductions Rider*
One Year Term*                                                Waiver of Specified Amount Rider*
Stag Whole Life*                                              Enhanced No Lapse Guarantee Rider*+
Stag Protector Variable Universal Life II                     Estate Tax Repeal Benefit Rider*+
 (eff. December 1, 2003)                                      Level Compensation Endorsement*+
Stag Variable Life Accumulator II                             Children's Life Insurance Rider*+
 (eff. December 1, 2003)                                      Maturity Date Extension Rider*+
Stag Universal Life Cash Value                                Guaranteed COI Benefit Rider*+
 (eff. July 1, 2005)                                          Mortality and Expense Risk Rates Rider*+
Leaders VUL Legacy (eff. May 1, 2008)                         Cost of Living Adjustment Rider*
Leaders VUL Liberty (eff. May 1, 2008)                        Foreign Travel Exclusion Rider (eff. November 1, 2002
                                                              (fac.);
Bicentennial UL Founders (eff. October 1, 2008)               December 1, 2002 (auto) +
                                                              Policy Continuation Rider (eff. December 1, 2003) +
                                                              Conversion Option Rider (eff. October 2, 2006) +
                                                              Guaranteed Issue Option Rider (eff. October 2, 2006) +
                                                              Liquidity Enhancement Rider (eff. October 2, 2006) +
                                                              Overloan Protection Rider (eff. May 1, 2008) +
                                                              Accelerated Death Benefit Rider (eff. January 1, 2004) +
                                                              Guaranteed Minimum Accumulation Benefit Rider
                                                              (eff. October 1, 2008) +
                                                              Paid-Up Life Insurance Rider (eff. October 1, 2008) +
MIDDLE AMERICA PRODUCTS                                       RIDERS FOR MIDDLE AMERICA PRODUCTS
LBSI UL*                                                      Term Rider (base or other insured)*
Life Solutions I UL*                                          Waiver of Premium Rider*
Life Solutions II UL*                                         Waiver of Monthly Deductions Rider*
20 Year Term*                                                 Additional Purchase Option Rider*+
                                                              Disability Income Rider*+
WOODBURY PRODUCTS                                             RIDERS FOR WOODBURY PRODUCTS
Hartford Stag Wall Street Variable Universal Life*            Term Rider (base or other insured)*
                                                              Accidental Death Benefit Rider*+
                                                              Waiver of Monthly Deductions Rider*
                                                              Waiver of Specified Amount Rider*
                                                              Children's Life Insurance Rider*+
                                                              Accelerated Death Benefit Rider*+
                                                              Specify Monthly Deductions Rider*+
                                                              Enhanced No Lapse Guarantee Rider*+

------------

*   Effective November 1, 2002 (fac.), December 1, 2002 (auto), in treaty

+ The benefit provided by this Rider is not reinsured under this Agreement.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HL and TFLIC
Amendment # 19 -- Effective 10/1/2008

DESCRIPTIONS

RIDERS FOR WHICH ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Other Covered Insured Rider: Provides term coverage for insured other than base insured.

Term Rider (base or other insured): Provides additional term coverage.

Deduction Amount Waiver Rider: Waives monthly deduction amount if insured is disabled.

Waiver of Monthly Deductions Rider: Waives monthly deduction amount if insured is disabled.

Waiver of Specified Amount Rider: Waives specified amount if insured is disabled.

Waiver of Premium Rider: Waives premium requirement if insured is disabled.

Cost of Living Adjustment Rider: This rider is available at issue only for non-substandard issue ages 0 to 60. The rider allows for face amount increases without underwriting biannually based on the Consumer Price Index with the maximum amount of this increase being $50,000.

RIDERS THAT ALTER THE POLICY AND FOR WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Additional Purchase Option Rider: Provides additional term coverage.

Children's Life Insurance Rider: Provides additional term coverage for a child. No separate reinsurance benefits are associated with this rider.

Disability Income Rider: Provides a monthly benefit while the insured is totally and continuously disabled. The disability must continue for a period of time which exceeds the waiting period before payments begin. Payments will continue while the insured is totally disabled, but not longer than the indemnity period selected. Total disability is defined as inability, due to injury occurring or illness first appearing after the policy date, to engage in any occupation for wage or profit for which the insured is reasonably qualified by education, training, or prior experience.

Enhanced No Lapse Guarantee Rider: This rider guarantees that the policy will not lapse, regardless of investment performance, provided cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. There is a lifetime option and a limited term option. The limited term option is the lesser of 20 years or to attained age 80 for issue ages 0 to 70 and the minimum of 10 years or to attained age 90 for issue ages 71 to 85. Also, at the time when the no lapse guarantee terminates or defaults, the policyholder may be eligible for an additional amount of time they have this protection, which is based on the then current account value.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HL and TFLIC
Amendment # 19 -- Effective 10/1/2008

Estate Tax Repeal Benefit Rider: (eff. 11/1/2002 (fac), 12/1/2002 (auto)) This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

(eff 5/1/2008) This rider is automatically added to each policy at issue, and allows for policy surrender without the assessment of surrender charges, providing the following conditions are met:

       -   There is no federal estate tax in effect during the year 2011; and

       -   The surrender request is received during the month of January 2011.

This rider will terminate at the sooner of:

       -   The termination date of the policy, or

       -   January 31, 2011.

Level Compensation Endorsement: Surrender charges are not assessed for a full surrender during the first three policy years. There is no charge for this rider.

Maturity Date Extension Rider: When the policyholder reaches the maturity date and has elected this rider, the death benefit is dropped to the account value, no more monthly deductions are taken, interest is credited, no further premiums are accepted, policy loans continue to accrue interest, and all other riders are terminated.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Accelerated Death Benefit Rider: With this rider, the policyholder can receive up to 100% of their death benefit discounted with interest if the life expectancy is 12 months or less.

Specify Monthly Deductions Rider: This rider allows the policyholder to specify to take monthly deductions out of a particular account in the policy.

Mortality and Expense Risk Rates Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

Policy Continuation Rider: This rider is automatically added to the policy at issue. This rider is intended to prevent the lapse of highly loaned policies.

Foreign Travel Exclusion Rider: The rider is written such that if the insured dies while traveling to, from, or in a country NOT listed on the List of Countries and Jurisdictions (Foreign Travel Exclusion Rider Exhibit V), or dies as a direct or indirect result of an illness or injury sustained during such travel, the death benefit proceeds will be limited to the policy's account value, less any outstanding indebtedness.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HL and TFLIC
Amendment # 19 -- Effective 10/1/2008

Conversion Option Rider: During certain policy years prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Guaranteed Issue Option ("GIO") Rider: This rider allows the policyholder to increase the face amount of converted Stag Whole Life policies being converted via the Conversion Option Rider by up to twice their original face amount.

Liquidity Enhancement Rider: This rider shortens the surrender charge period on Stag Whole Life policies from 9 to 7 years. This rider results in policies' credited interest rate and commissions being reduced.

Overloan Protection Rider: This rider is automatically added to the policy at issue. This rider protects a policy from lapsing due to overloan.

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: This rider provides that at the end of the GMAB Guarantee Period (usually 20 years), the policy account value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge to the policyholder, and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: This rider is similar to GMAB rider with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. This rider provides that at the end of the Guarantee Period, policyholder may elect to change coverage to paid-up life insurance using account value as a 5% Net Single Premium to determine amount of coverage; however, amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer accepted.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HL and TFLIC
Amendment # 19 -- Effective 10/1/2008

                   FOREIGN TRAVEL EXCLUSION RIDER EXHIBIT IV
                            UNDERWRITING GUIDELINES
                           EFFECTIVE OCTOBER 1, 2008

UNDERWRITING GUIDELINES

1. A proposed insured is eligible for the rider if they have 30 days or less of cumulative travel per year to countries and jurisdictions not listed on Schedule A Foreign Travel Exclusion Rider -- Exhibit II ("Non-Schedule A Country"), as noted on an application or application amendment to be signed on delivery of the policy. The rider will NOT be considered /used if a proposed insured travels beyond 30 cumulative days per year to a Non-Schedule A country. The proposed insured will either be rated or declined for travel to Non-Schedule A countries beyond the 30-day limit.

2. If rated coverage is available for travel to a Non-Schedule A country within the 30-day cumulative annual travel limit, a proposed insured will have the option of choosing the rating or the exclusion rider.

3.   Last survivor Plans, term Plans and the following riders are not eligible:
     Other Covered Insured Rider, Children's Life Insurance Rider, Waiver of Premium Rider, Disability Income Rider, and Accidental Death Benefit Rider. Term blends on permanent single life plans are eligible.

4.   Only United States and Canadian residents are eligible for the rider.

5. Green card residents of the United States are eligible if they reside in the United States permanently (as evidenced, for example by information indicating the proposed insured intends to stay in the United States indefinitely, has resided in the United States for a number of years, is employed in the United States, or owns property in the United States).

6.   For Automatic reinsurance cases, the maximum face amount is $10 million.

7.   The minimum face amount is the product's published minimum amount.

8.   The maximum age is the product's published maximum age.

9.   The minimum age is 18 years of age.

10. Only Preferred and Standard rating classes, including Enhanced Standard are eligible.

11. Cases may be facultatively submitted. In these situations, the final reinsurance offer must indicate agreement to use the rider at the final rate class quoted.

12.  Occupations and other unusual risks are still underwritten.

13. The list of countries and jurisdictions noted on Schedule A Foreign Travel Exclusion Rider -- Exhibit II will be reviewed at least annually for changes, or earlier if world events dictate change. Note: The list of countries and jurisdictions in Schedule A Foreign Travel Exclusion Rider --
     Exhibit II was amended once during the duration of this Agreement (Amendment #10, eff. 11/1/2005).

14.  The countries listed on Schedule A Foreign Travel Exclusion Rider --
     Exhibit II will not change once a rider is issued to an insured.

15.  An amendment will be signed on delivery indicating acceptance of the rider.

SPECIAL CLAIMS HANDLING ISSUE(S):

Death claims that occur due to "diverted" flights to hazardous countries will be eligible for payment. For example, if a person was flying to a non-excluded country and the flight was diverted to a Non-Schedule A Country where the insured subsequently died, the claim would not be excluded from coverage.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HL and TFLIC
Amendment # 19 -- Effective 10/1/2008

                    FOREIGN TRAVEL EXCLUSION RIDER EXHIBIT V
                      LIST OF COUNTRIES AND JURISDICTIONS
                           EFFECTIVE OCTOBER 1, 2008

List of Countries and Jurisdictions not limited for travel under the Foreign Travel Exclusion Rider

AFRICA                   EUROPE                  SOUTH AMERICA           NORTH AMERICA
Canary Islands           Andorra                 Argentina               Bahamas
South Africa             Austria                 Brazil                  Barbados
                         Belgium                 Chile                   Bermuda
ASIA PACIFIC             Denmark                 Costa Rica              British Virgin Islands
Australia                Finland                 Ecuador                 Canada
Guam                     France                  Uruguay                 Cayman Islands
Hong Kong                Germany                                         Grenada
Japan                    Gibraltar                                       Guadeloupe
Marshall Islands         Greece                                          Jamaica
New Zealand              Greenland                                       Martinique
Okinawa                  Iceland                                         Mexico
Singapore                Ireland                                         Netherlands Antilles
                         Italy                                           Puerto Rico
                         Liechtenstein                                   Republic of Trinidad and Tobago
                         Luxembourg                                      St. Lucia
                         Malta                                           St. Vincent and the Grenadines
                         Moldova                                         Turks and Caicos Islands
                         Monaco                                          United States Virgin Islands
                         Netherlands                                     United States
                         Norway
                         Poland
                         Portugal
                         Sicily
                         Spain
                         Sweden
                         Switzerland
                         United Kingdom

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HL and TFLIC
Amendment # 19 -- Effective 10/1/2008